Exhibit 4.2

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of this 10th day of December, 2003, with an effective date as set forth in Section 3 hereof, by and among GLOBAL IMAGING SYSTEMS, INC., a corporation organized under the laws of Delaware (the “Company”), the Subsidiaries of the Company listed on the signature pages hereto (together with the Company, the “Borrowers”), the Lenders party to the Credit Agreement referred to below (the “Lenders”) pursuant to the authorization (in the form attached hereto as Annex A, the “Authorization”), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Administrative Agent for the Lenders (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent for the Lenders (the “Syndication Agent”) and SUNTRUST BANK, as Documentation Agent for the Lenders (the “Documentation Agent”).

Statement of Purpose

The Lenders agreed to extend certain credit facilities to the Borrowers pursuant to the Second Amended and Restated Credit Agreement dated as of June 25, 2003 by and among the Borrowers, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The parties now desire to amend or modify certain provisions of the Credit Agreement in certain respects on the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby modified as follows:

(a) Amendments to Existing Definitions. The definition of the following defined terms which are set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

“Notes” means the collective reference to the Revolving Credit Notes, the Term Notes and the Swingline Note and “Note” means any of such Notes. From and after the First Amendment Effective Date, some or all of the Loans may not be evidenced by Notes, and consequently, with respect to any Lender that has made Loans not evidenced by Notes, any reference to a Revolving Credit Note, Term Note, Swingline Note or Note, shall, as applicable, be deemed to be a reference to the related Obligations that would be represented by such a Revolving Credit Note, Term Note, Swingline Note or Note had such Lender elected to have its Loans represented by Notes.

(b) Amendment to Add New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

“Debt Rating” means the rating of the Company’s long-term senior secured debt as determined by S&P and Moody’s.

“First Amendment Effective Date” means December 10, 2003.

“Moody’s” means Moody’s Investors Service, Inc.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc.

(c) Amendment to Section 2.5. Section 2.5 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

SECTION 2.5 Notes.

(a) Revolving Credit Notes. Except as otherwise provided in Section 14.10(a)-(e), each Lender’s Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans may, at the election of such Lender, be evidenced by a separate Revolving Credit Note executed by the Borrowers payable to the order of such Lender. Each Revolving Credit Note shall be dated as of the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

(b) Swingline Note. The Swingline Loans and the obligations of the Borrowers to repay such Swingline Loans may, at the election of the Swingline Lender, be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender. The Swingline Note shall be dated as of the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

(d) Amendment to Section 4.5. Section 4.5 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

SECTION 4.5 Term Notes. Except as otherwise provided in Section 14.10(a)-(e), each Lender’s Term Loan and the obligation of the Borrowers to repay such Term Loan may, at the election of such Lender, be evidenced by a separate Term Note executed by the Borrowers payable to the order of such Lender. Each Term Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

(e) Amendment to Section 5.1(c)(ii). Subsection (c)(ii) of Section 5.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(ii) (A) During the period commencing on the First Amendment Effective Date and ending on the date which is six (6) months after the First Amendment Effective Date (the “Fixed Rate Period”), the Applicable Margin provided for in Section 5.1(a) with respect to the Initial Term Loans shall be (i)

1.50% with respect to Base Rate Loans and (ii) 2.50% with respect to LIBOR Rate Loans; and

(B) At any time after the end of the Fixed Rate Period, the Applicable Margin provided for in Section 5.1(a) with respect to the Initial Term Loans shall be based upon the table set forth below and determined by reference to the most recently announced Debt Rating as determined by S&P and Moody’s:

Level	Debt Rating (S&P/Moody’s)	Applicable Margin Per Annum
		Base Rate +	LIBOR Rate +
I	Lower than BB (S&P) and Ba2 (Moody’s)	1.50%	2.50%
II	BB or higher (S&P) and Ba2 or higher (Moody’s)	1.25%	2.25%

; provided that if both Moody’s and S&P shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the Applicable Margin with respect to the Initial Term Loans shall be based upon Level I. In the event that the corresponding Debt Ratings publicly announced by S&P and Moody’s listed above differ by (i) one level, the Applicable Margin with respect to the Initial Term Loans shall be based upon that level which corresponds to the Debt Rating which is the higher of such announced Debt Ratings, and (ii) two or more levels, the Applicable Margin with respect to the Initial Term Loans shall be based upon that level which corresponds to the Debt Rating which is one rating below the higher of such announced Debt Ratings.

(f) Amendment to Section 5.1(c)(iii). Subsection (c)(iii) of Section 5.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(iii) (A) Adjustments, if any, in the Applicable Margin with respect to Revolving Credit Loans and Swingline Loans shall be made by the Administrative Agent on the tenth (10th) Business Day (each an “Adjustment Date”) after receipt by the Administrative Agent of quarterly financial statements for the Company and its Subsidiaries and the accompanying Officer’s Compliance Certificate setting forth the Leverage Ratio of the Company and its Subsidiaries as of the most recent fiscal quarter end; provided that adjustments in the Applicable Margin with respect to Revolving Credit Loans and Swingline Loans also shall be made by the Administrative Agent (A) on the closing date of any Permitted Acquisition following receipt by the Administrative Agent of evidence of pro forma covenant compliance with each covenant contained in Article X (as delivered pursuant to Section 11.4(e) hereof) and (B) on the date of issuance of any equity securities by any Borrower. Subject to Section 5.1(d), in the event the Company fails to deliver such financial statements and Officer’s Compliance Certificate, evidence of covenant compliance or notice of issuance of equity securities, as applicable, within the time required by Sections 8.1, 8.2 and 11.4(e) hereof, the Applicable Margin with respect to Revolving Credit Loans and Swingline Loans shall be the highest Applicable Margin set forth in clause (i) above until the Adjustment Date following the delivery of such financial statements and Officer’s Compliance Certificate, evidence of covenant compliance or notice of issuance of equity securities, as applicable.

(B) Adjustments, if any, in the Applicable Margin with respect to the Initial Term Loans resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Company to the Administrative Agent of notice thereof pursuant to Section 8.5(i) of this Agreement and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s and S&P shall change, or if both of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company, on behalf of the Borrowers, and the Lenders shall negotiate in good faith to amend this provision to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin with respect to the Initial Term Loans shall be determined by reference to the Debt Rating most recently in effect prior to such change or cessation.

(f) Amendment to Section 8.5. Section 8.5 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (g), (ii) deleting the period at the end of subsection (h) and inserting “; and” in lieu thereof and (iii) adding a new subsection (i) as follows:

(i) any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

3. Effectiveness. This Amendment shall become effective on the date that each of the following conditions has been satisfied:

(a) Amendment Documents. The Administrative Agent shall have received (1) a duly executed counterpart of this Amendment from the Administrative Agent and the Borrowers, (2) an Authorization from each Term Loan Lender and (3) an Authorization from the Required Lenders.

(b) Affidavit of Execution. The Administrative Agent shall have received an affidavit from the Borrowers confirming that the Amendment has been executed and delivered outside of the State of Florida.

(c) Fees and Expenses. The Administrative Agent shall have been reimbursed for all fees and out of pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the fees and expenses referred to in Section 7 of this Amendment, the Credit Agreement and the transactions contemplated thereby.

(d) Other Documents. The Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.

4. Reaffirmation of Security Documents. Each Borrower hereby confirms that each of the Security Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects as if fully restated as of the date hereof by this Amendment.

5. Effect of Amendment. Except as expressly amended hereby, the Credit Agreement and Loan Documents shall be and remain in full force and effect. The amendments granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision of or default under the Credit Agreement, the Loan Documents or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein.

6. Representations and Warranties/No Default.

(a) By its execution hereof, each Borrower hereby certifies that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that no Default or Event of Default has occurred and is continuing as of the date hereof.

(b) By its execution hereof, each Borrower hereby represents and warrants that each Borrower and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c) This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Borrower and each Subsidiary thereof party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or each Subsidiary thereof party thereto, enforceable in accordance with its terms.

7. Fees and Expenses. The Borrowers shall pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law provisions thereof.

9. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

10. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWERS: GLOBAL IMAGING SYSTEMS, INC.

By:	/s/ Raymond Schilling

Name:	Raymond Schilling
Title:	CFO, Senior Vice President, Treasurer and Secretary

GLOBAL OPERATIONS TEXAS, L.P.

By:	Global Imaging Systems, Inc.
Its:	General Partner

By:	/s/ Raymond Schilling

Name:	Raymond Schilling
Title:	CFO, Senior Vice President, Treasurer and Secretary of such Borrower

[Signatures Continued on the Following Page]

BORROWERS:

GLOBAL IMAGING OPERATIONS, LLC,

GLOBAL IMAGING FINANCE COMPANY, LLC,

AMERICAN PHOTOCOPY EQUIPMENT

  COMPANY OF PITTSBURGH, LLC,

BERNEY OFFICE SOLUTIONS, LLC,

BUSINESS EQUIPMENT UNLIMITED,

CAMERON OFFICE PRODUCTS, LLC,

CONNECTICUT BUSINESS SYSTEMS, LLC,

CONWAY OFFICE PRODUCTS, LLC,

COPY SERVICE AND SUPPLY, INC.,

DUPLICATING SPECIALTIES, INC.,

EASTERN COPY PRODUCTS, LLC,

ELECTRONIC SYSTEMS, INC.,

ELECTRONIC SYSTEMS OF RICHMOND, INC.,

QUALITY BUSINESS SYSTEMS, INC.,

SOUTHERN BUSINESS COMMUNICATIONS,   INC.,

CARR BUSINESS SYSTEMS, INC.,

CAPITOL OFFICE SOLUTIONS, LLC,

DISTINCTIVE BUSINESS PRODUCTS, INC.,

LEWAN & ASSOCIATES, INC.,

PROVIEW, INC.,

CENTRE BUSINESS PRODUCTS, INC.,

DANIEL COMMUNICATIONS, INC.,

OFFICE TECH, LLC,

COLUMN OFFICE EQUIPMENT, INC.,

PACIFIC OFFICE SOLUTIONS, INC.,

AVPRESENTATIONS, INC.,

ECOM-DIVISION, INC.,

N&L ENTERPRISES, LLC,

NORTHEAST COPIER SYSTEMS, LLC,

ARIZONA OFFICE TECHNOLOGIES, INC.,

COMMERCIAL EQUIPMENT COMPANY,

MODERN BUSINESS MACHINES, LLC

By:	/s/ Raymond Schilling

Name:	Raymond Schilling
Title:	See Attached Annex B

[Signatures Continued on the Following Page]

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Lender and at the request of the other Agents and Lenders party to the Credit Agreement pursuant to the Authorization

By:	/s/ Michael Romanzo

Name:	Michael Romanzo
Title:	Vice President

ANNEX A

FORM OF LENDER AUTHORIZATION

AUTHORIZATION

December 2, 2003

Wachovia Bank, National Association,

  as Administrative Agent

Mail Code: NC-0760

301 South College Street

Charlotte, NC 28288-0760

Attn: Syndication Agency Services

Re:	First Amendment dated as of December , 2003 (the “First Amendment”) to the Second Amended and Restated Credit Agreement dated as of June 25, 2003 by and among Global Imaging Systems, Inc. (the “Company”), the Subsidiaries of the Company party thereto (together with the Company, the “Borrowers”), the banks and financial institutions party thereto, as lenders (the “Lenders”), and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”).

This letter acknowledges our receipt and review of the First Amendment in the form posted on the Global Imaging Intralinks workspace. By executing this letter, we hereby authorize the Administrative Agent to execute and deliver the First Amendment on our behalf.

[Insert name of applicable financial institution]

By:

Name:

Title:

ANNEX B

OFFICER TITLES

(Titles Of Raymond Schilling)

Subsidiary	Raymond Schilling Titles

Global Imaging Systems, Inc.	Senior VP, CFO, Secretary and Treasurer

American Photocopy Equipment Company of Pittsburgh, LLC	Manager VP and Assistant Secretary

Arizona Office Technologies, Inc.	VP, Secretary and Treasurer

AVPresentations, Inc.	VP, Secretary and Treasurer

Berney Office Solutions, LLC	Manager VP and Secretary

Business Equipment Unlimited	VP, Secretary and Treasurer

Cameron Office Products, LLC	Manager Vice President

Capitol Office Solutions, LLC	Manager VP, Secretary and Treasurer

Carr Business Systems, Inc.	VP, Secretary and Treasurer

Centre Business Products, Inc.	VP, Secretary and Treasurer

Column Office Equipment, Inc.	VP, Secretary and Treasurer

Commercial Equipment Company	VP, Secretary and Treasurer

Connecticut Business Systems, LLC	Manager VP, Secretary and Treasurer

Conway Office Products, LLC	Manager VP, Asst. Treasurer and Asst. Secretary

Copy Service and Supply, Inc.	VP and Asst. Secretary

Daniel Communications, Inc.	VP, Secretary and Treasurer

Distinctive Business Products, Inc.	VP, Secretary and Treasurer

Duplicating Specialties, Inc.	VP, CFO, Asst. Secretary and Treasurer

Eastern Copy Products, LLC	VP and Asst. Secretary

Ecom-Division, Inc.	VP, Secretary and Treasurer

Electronic Systems, Inc.	VP and Asst. Secretary

Electronic Systems of Richmond, Inc.	VP and Asst. Secretary

Global Imaging Finance Company, LLC	Manager VP, CFO, Secretary and Treasurer

Global Imaging Operations, LLC	Manager VP and Treasurer

Global Operations Texas, L.P.	VP, Secretary and Treasurer

Lewan & Associates, Inc.	VP, Secretary and Treasurer

Modern Business Machines, LLC	Manager VP, Secretary and Treasurer

N&L Enterprises, LLC	Manager VP, Secretary and Treasurer

NorthEast Copier Systems, LLC	Manager VP, Secretary and Treasurer

Office Tech LLC	Manager VP, Secretary and Treasurer

Pacific Office Solutions, Inc.	VP, Secretary and Treasurer

ProView, Inc.	VP, Secretary and Treasurer

Quality Business Systems, Inc.	VP, CFO, Asst. Secretary and Treasurer

Southern Business Communications, Inc.	VP, Secretary and Treasurer